U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM SB-2

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                REGAL ROCK, INC.
                          ---------------------------
             (Exact name of Registrant as specified in its charter)

NEVADA                       5713                   Applied For
-------------         ----------------------      ----------------
(State or other       Standard Industrial         IRS Employer
jurisdiction of       Classification              Identification
incorporation or                                  Number
organization)

Regal Rock, Inc.
#41 - 3960 Canada Way,
Burnaby, British Columbia
Canada                                     V5G 1G7
------------------------------             ----------
(Name and address of principal             (Zip Code)
executive offices)

Registrant's telephone number,
including area code:                           (604) 377-8758
                                           Fax:(604) 669-3647
                                                  --------------
Approximate date of commencement of
Proposed sale to the public                as soon as practicable after
                                           the effective date of this
                                           Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following. |__|




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


                      CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------
TITLE OF EACH                PROPOSED      PROPOSED
CLASS OF                     MAXIMUM       MAXIMUM
SECURITIES                   OFFERING      AGGREGATE     AMOUNT OF
TO BE         AMOUNT TO BE   PRICE PER     OFFERING      REGISTRATION
REGISTERED    REGISTERED     SHARE (1)     PRICE (2)     FEE (2)
-----------------------------------------------------------------------
common stock  3,230,000       $0.10         $323,000      $34.56
-----------------------------------------------------------------------

(1) Based on the last sales price on March 7, 2006
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.


              SUBJECT TO COMPLETION, Dated May 26, 2006



Agent for service of process:Empire Stock Transfer Inc.
                             7251 West Lake Mead Blvd Suite 300
                             Las Vegas, NV 89128
                             Telephone: 702-562-4091
                             Facsimile: 702-562-4081





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

                                   PROSPECTUS
                                REGAL ROCK, INC.
                                3,230,000 SHARES
                                  COMMON STOCK
                               -----------------
The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.
                           -----------------

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE SECTION ENTITLED "RISK FACTORS" ON PAGES

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                             ----------------

              The Date Of This Prospectus Is: May 26, 2006






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
                              Table Of Contents
                                                              PAGE
Summary .......................................................  5
Risk Factors ..................................................  6
  -  If we do not obtain additional financing, our business
     will fail ................................................  6
  -  Because we have not yet commenced business operations,
     we face a high risk of business failure ..................  7
  -  We need to continue as a going concern if our business is to succeed ...............................................  7
  -  Because management has no experience in the bamboo
     flooring business, our business has a higher risk of
     failure........ ........................................... 7
  -  Any  additional  funding we arrange  through  the sale of our common  stock will result in dilution to existing
     shareholders..............................................  7
  -  Because our directors and officers collectively own 60.75%
     of our outstanding common stock, they will make and control corporate decisions that may be disadvantageous to minority shareholders............................................... 8
  -  Our sales and profitability depend significantly on new residential construction and home improvement activity..... 8
  -  The industry in which we compete is highly cyclical, and any downturn resulting in lower demand or increased supply could have a materially adverse impact on our financial results.................................................... 8
  - The building materials distribution industry is extremely fragmented and competitive and we may not be able to compete successfully with our existing competitors or new
     entrants into the markets we serve......................... 8
  - All of our product purchases have been made from one supplier. If that supplier decreased or terminated its relationship with us our business would
     likely fail if we are unable to find a substitute for that company.................................................... 9
  -  If a market for our common stock does not develop,
     shareholders may be unable to sell their shares ..........  9
  -  A purchaser is purchasing penny stock which limits his or her ability to sell the stock ............................  9
Use of Proceeds ..............................................   9
Determination of Offering Price ...............................  9
Dilution ......................................................  9
Selling Shareholders ..........................................  9
Plan of Distribution .......................................... 13
Legal Proceedings ............................................. 15
Directors, Executive Officers, Promoters and Control Persons.. 15 Security Ownership of Certain Beneficial Owners and Management 17
Description of Securities ..................................... 17
Interest of Named Experts and Counsel ......................... 18
Disclosure of Commission Position of Indemnification for
Securities Act Liabilities .................................... 18
Organization Within Last Five Years ........................... 19
Description of Business ....................................... 19
Plan of Operations ............................................ 22
Description of Property ....................................... 24
Certain Relationships and Related Transactions ................ 24
Market for Common Equity and Related Stockholder Matters ...... 24




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
Executive Compensation ........................................ 25
Financial Statements .......................................... 27
Changes in and Disagreements with Accountants ................. 38
Available Information ......................................... 38


                             Summary

Prospective investors are urged to read this prospectus in its entirety.

We intend to commence business operations by distributing bamboo flooring in both the mass wholesale and retail market throughout North America. To date, we have not had any business operations other than our execution of a marketing and sales distribution agreement with our supplier, Shaowau Yuxing Bamboo Products Co.,Ltd. We cannot state with certainty whether we will achieve profitability.

We were incorporated on July 1, 2005 under the laws of the state of Nevada. Our principal offices are located at #41 - 3960 Canada Way, Burnaby, British Columbia. Our telephone number is (604) 377-8758.

The Offering:

Securities Being Offered     Up to 3,230,000 shares of common stock.

Offering Price               The  selling  shareholders will sell our shares at
			     $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.
			     There is no guarantee that our shares will be quoted for trading on the OTC Bulletin Board. We determined this offering price based upon the price of the last sale of our common stock to investors.

Terms of the Offering        The  selling  shareholders will determine when and
			     how they will sell the common stock offered in this prospectus.

Termination of the Offering  The  offering  will  conclude  when  all  of   the
			     3,230,000 shares of common stock have been sold or
			     we, in  our sole  discretion, decide  to terminate
			     the registration of  the   shares.   We may decide
			     to terminate the registration if it is no longer necessary due to the operation of the resale provisions of Rule 144.





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

Securities Issued
And to be Issued	     8,230,000 shares of our common stock are issued and
                             outstanding as of the date of this prospectus.  All
			     of  the  common  stock  to   be  sold  under   this
			     prospectus will be sold  by  existing shareholders.

Use of Proceeds              We will not receive any proceeds from the sale of
			     the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet                          February 28, 2006
                                           (audited)


Cash                                       $26,773
Total Assets                               $26,773
Liabilities                                $ 5,000
Total Stockholders' Equity                 $21,773

Statement of Operations

                                    From Incorporation on
                             July 27, 2005 to February 28, 2006
                                          (audited)

Revenue                                    $     0
Net Loss                                  ($11,577)


                             Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS MAY FAIL.

Our business plan calls for ongoing expenses in connection with the marketing and sales of bamboo flooring. We have not generated any revenue from operations to date.

While at February 28, 2006, we had cash on hand of $26,773, we have accumulated a deficit of $11,577 in business development and administrative expenses. At this rate, we expect that we will only be able to continue operations for six months without additional funding. We anticipate that additional funding will be needed for general administrative expenses and marketing costs.

In order to expand our business operations, we anticipate that we will have to raise additional funding. If we are not able to raise the funds necessary to fund our business expansion objectives, we may have to delay the implementation of our business plan.





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

We do not currently have any arrangements for financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. The most likely source of future funds presently available to us is through the sale of additional shares of common stock.

BECAUSE WE HAVE NOT YET COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We were incorporated on July 1, 2005 and to date have been involved primarily in organizational activities. We have not earned revenues as of the date of this prospectus and have incurred total losses of $11,577 from our incorporation to February 28, 2006.

Accordingly, you cannot evaluate our business, and therefore our future prospects, due to a lack of operating history. To date, our business development activities have consisted solely of negotiating and executing a marketing and sales distribution agreement with Shaowau Yuxing Bamboo Products Co., Ltd., a private Chinese company that manufactures bamboo flooring products, and initial marketing of bamboo floor products. Potential investors should be aware of the difficulties normally encountered by development stage companies and the high rate of failure of such enterprises.

WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED.

Our business condition, as indicated in our independent accountant's audit report, raises substantial doubt as to our continuance as a going concern. To date, we have completed only part of our business plan and we can provide no assurance that we will be able to generate enough revenue from our cash transaction processing business in order to achieve profitability. It is not possible at this time for us to predict with assurance the potential success of our business.

BECAUSE MANAGEMENT HAS NO EXPERIENCE IN THE BAMBOO FLOORING BUSINESS, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

Neither of our directors has any technical training or experience in the flooring business. In addition, we do not have any employees with experience in this business sector. As a result, we may not be able to recognize and take advantage of product and market trends in the sector and we may be unable to accurately predict consumer demand. As well, our directors' decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional shares of common stock. Such stock issuances will cause stockholders' interests in our company to be diluted. Such dilution will negatively affect the value of an investor's shares.






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
BECAUSE OUR DIRECTORS AND OFFICERS COLLECTIVELY OWN 60.75% OF OUR OUTSTANDING COMMON STOCK, THEY WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Mr. Bruce  Biles  and   Ms.  Wu  Chih  Chun,  our  directors, collectively own
approximately  60.75%   of  the  outstanding  shares   of  our  common  stock.
Accordingly, they will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of these individuals may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

OUR SALES AND PROFITABILITY DEPEND SIGNIFICANTLY ON NEW RESIDENTIAL CONSTRUCTION AND HOME IMPROVEMENT ACTIVITY.

Our  sales   depend   heavily   on  the  strength  of  national  and  local  new
residential construction and home improvement and remodeling markets. The strength of these markets depends on new housing starts and residential renovation projects, which are a function of many factors beyond our control. Some of these factors include employment levels, job and household formation, interest rates, housing prices, tax policy, availability of mortgage financing, prices of commodity wood products, regional demographics and consumer confidence. Future downturns in the markets that we serve or in the economy generally could have a material adverse effect on our operating results and financial condition. Reduced levels of construction activity may result in intense price competition among building materials suppliers, which may adversely affect our gross margins.

THE INDUSTRY IN WHICH WE COMPETE IS HIGHLY CYCLICAL, AND ANY DOWNTURN RESULTING IN LOWER DEMAND OR INCREASED SUPPLY COULD HAVE A MATERIALLY ADVERSE IMPACT ON OUR FINANCIAL RESULTS.

The building products distribution industry is subject to cyclical market pressures caused by a number of factors that are out of our control, such as general economic and political conditions, levels of new construction, home improvement and remodeling activity, interest rates, weather and population growth. We are most impacted by changes in the demand for new homes and in general economic conditions that impact the level of home improvements. Changes in market demand for new homes and for home improvements occur periodically and vary in severity. We believe that we would be impacted disproportionately by market downturns because we tend not to be a major supplier. Secondary suppliers tend to have orders reduced or eliminated before major suppliers do. There is no reasonable way to predict with accuracy the timing or impact of market downturns. The extent that cyclical market factors adversely impact overall demand for building products or the prices that we can charge for our products, our net sales and margins would likely decline. In addition, the unpredictable nature of the cyclical market factors that impact our industry make it difficult to forecast our operating results.

THE BUILDING MATERIALS DISTRIBUTION INDUSTRY IS EXTREMELY FRAGMENTED AND COMPETITIVE AND WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY WITH OUR EXISTING COMPETITORS OR NEW ENTRANTS INTO THE MARKETS WE SERVE.

The building materials distribution industry is extremely fragmented and competitive. Our competition varies by product line, customer classification and geographic market. The principal competitive factors in our industry are pricing and availability of product, service and delivery capabilities, ability




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
to assist with problem-solving, customer relationships, geographic coverage and breadth of product offerings. We compete with many local, regional and national building materials distributors and dealers. In addition, some product manufacturers sell and distribute their products directly to our customers, and the volume of such direct sales could increase in the future.Additionally, manufacturers of products similar to those distributed by us may elect to sell and distribute to our customers in the future or enter into exclusive supplier arrangements with other distributors. Most of our competitors have greater financial resources and may be able to withstand sales or price decreases better than we can. We also expect to continue to face competition from new market entrants. We may be unable to continue to compete effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of operations.

ALL OF OUR PRODUCT PURCHASES HAVE BEEN MADE FROM ONE SUPPLIER. IF THAT SUPPLIER DECREASED OR TERMINATED ITS RELATIONSHIP WITH US OUR BUSINESS WOULD LIKELY FAIL IF WE ARE UNABLE TO FIND A SUBSTITUTE FOR THAT COMPANY.

As a result of being totally dependent on a single supplier located in China, we may be subject to certain risks, including changes in regulatory requirements, tariffs and other barriers, increased pressure, timing and availability of export licenses, foreign currency exchange fluctuations, the burden of complying with a variety of foreign laws and treaties, and uncertainties relative to regional, political and economic circumstances. We purchase substantially all of our products from Shaowau Yuxing Bamboo Products Co. Our agreement with this company does not prevent it from supplying its bamboo flooring products to our competitors or directly to consumers. If this company decreased, modified or terminated its association with us for any other reason, we would suffer an interruption in our business unless and until we found a substitute for that supplier. If we were unable to find a substitute for that supplier, our business would likely fail. We cannot predict what the likelihood would be of finding an acceptable substitute supplier.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and we can provide no assurance that a market will develop. We currently plan to apply for listing of our common stock on the OTC Bulletin Board upon the effectiveness of the registration statement, of which this prospectus forms a part. However, there is no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A PURCHASER  IS  PURCHASING  PENNY  STOCK  WHICH  LIMITS THE ABILITY TO SELL THE
STOCK.

The shares offered by this prospectus constitute penny stock under the Exchange Act. The shares will remain penny stock for the foreseeable future. "Penny stock" rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors, that is, generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with a spouse. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the




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
rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our shares of common stock. The market price of our shares would likely suffer as a result.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

                             Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                      Determination Of Offering Price

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price, based upon the price of the last sale of our common stock to investors.

                                    Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                             Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 3,230,000 shares of common stock offered through this prospectus. These shares were acquired from us in a private placement that was exempt from registration under Regulation S of the Securities Act of 1933. The shares include the following:

1. 1,600,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on August 4, 2005;

2. 1,500,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on September 12, 2005; and

3. 130,000 shares of our common stock that the selling shareholders acquire from us in an offering that was exempt from registration




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
      under Regulation S of the Securities Act of 1933 and was completed on March 7, 2006.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

  1.  the number of shares owned by each prior to this offering;
  2.  the total number of shares that are to be offered for each;
  3. the total number of shares that will be owned by each upon completion of the offering; and
  4.  the percentage owned by each upon completion of the offering.



NAME OF SELLING      SHARES      TOTAL NUMBER OF
STOCKHOLDER          OWNED PRIOR SHARES TO BE           TOTAL SHARES OWNED      PERCENT OWNED UPON
                     TO THIS	 OFFERED FOR SELLING	UPON COMPLETION OF	COMPLETION OF THIS
                     OFFERING	 SHAREHOLDERS ACCOUNT	THIS OFFERING		OFFERING
Judy Nishi
6080-125 Street,
Surrey, BC           400,000     400,000                Nil                         Nil

Fred Lowe
628 West 7th Avenue,
Vancouver, BC        400,000     400,000                Nil                         Nil

Mary Lum-Tong
5935 Alberta Street,
Vancouver, BC 	     400,000     400,000                Nil                         Nil

Susana Ng
1564 West 60th
Avenue, Vancouver,
BC V6P 2A5	     400,000     400,000                Nil                         Nil

Al Senko
21919-126th Avenue,
Maple Ridge, BC
V2X 0V5              100,000     100,000                Nil                         Nil

Bonnie Senko
21919 126th Ave,
Maple Ridge, BC
V2X 0V5		     100,000     100,000                Nil                         Nil

Fernando Emy
803-4194 Maywood
Street, Burnaby BC   100,000     100,000                Nil                         Nil

Michael Delima
209 6th Avenue East,
Prince Rupert, BC,
V8J 1W2              100,000     100,000                Nil                         Nil

Steve Wildstein
409 East 50th St,
Apt. 2, New York, NY
10022		     100,000     100,000                Nil                         Nil

Randy Heyward
943 Canso Drive,
Gabriola Island, BC
V0R 1X0		     100,000     100,000                Nil                         Nil

Kam Leong
3049 Astor Drive,
Burnaby BC           100,000     100,000                Nil                         Nil

Brian Biles
206-1869 Spyglass Pl,
Vancouver, BC
V5Z 4K7		     100,000     100,000                Nil                         Nil

Joyce Eng
6260 Windsor Street,
Vancouver, BC        100,000     100,000                Nil                         Nil

Robert Palkowski
703-938 Howe Street,
Vancouver, BC        100,000     100,000                Nil                         Nil

Dave Vandenberg
5986 180 Street,
Surrey, BC           100,000     100,000                Nil                         Nil

Rocky Paolo
1059 10th Ave East,
Prince Rupert, BC    100,000     100,000                Nil                         Nil

Julia Louie
3051 East 29th Ave,
Vancouver BC         100,000     100,000                Nil                         Nil

Tony Murray
11280 Merchantman
Place, Richmond, BC  100,000     100,000                Nil                         Nil

Irene Wong
2203 East 2nd Ave,
Vancouver, BC        100,000     100,000                Nil                         Nil

Ron Birch
7071 Jasper Drive,
Vernon BC V1H 1P2    10,000      10,000                 Nil                         Nil

Pat Obara
2791 West 35th Ave,
Vancouver, BC	     15,000      15,000                 Nil                         Nil

Donald Salekin
2930 Lonsdale Ave,
North Vancouver, BC  15,000      15,000                 Nil                         Nil

John Lum-Tong
4528 Carson Street,
Burnaby, BC V5J 2Y2  10,000      10,000                 Nil                         Nil

Fionna Tse
2004-1128 Alberni
St, Vancouver, BC    10,000      10,000                 Nil                         Nil

Kelly Eng
6260 Windsor Street,
Vancouver, BC        10,000      10,000                 Nil                         Nil

Jeff Beckwith
343 7th Ave East,
Prince Rupert        5,000       5,000                  Nil                         Nil

Scott Movold
100 Montgomery Rd,
Prince Rupert, BC
V8J 1T1              5,000       5,000                  Nil                         Nil

Troy Leighton
1403 7th Ave E,
Prince Rupert, BC
V8J 4N7		     5,000       5,000                  Nil                         Nil

Laurie Paolo
1059 - 10th Avenue E.
Prince Rupert,
BC V8J 2T7           5,000       5,000                  Nil                         Nil

Edison Laude
529 West 65th Avenue
Vancouver,
BC  V6P 2A6          7,500       7,500                  Nil                         Nil

Gary Zak
242 West 6th Street,
North Vancouver, BC  7,500       7,500                  Nil                         Nil

Nori Haryakawa
706-1360 Hornby St,
Vancouver, BC       10,000      10,000                 Nil                         Nil

Gurdip Bhumbrah
1074 Surrey Place
Mall, Surrey, BC     7,500       7,500                  Nil                         Nil

Danny Lowe
628 West 7th Avenue,
Vancouver BC         7,500       7,500                  Nil                         Nil

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 8,230,000 shares of common stock outstanding on the date of this prospectus.

Brian Biles is the brother of Bruce Biles, our president and a director. Otherwise, none of the selling shareholders:

    (1) has had a material relationship with us other than as a shareholder at any time within the past three years; or

    (2)  has ever been one of our officers or directors.

Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There is no guarantee that our shares will be quoted on the OTC Bulletin Board. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. Not engage in any stabilization activities in connection with our common stock;

2. Furnish  each  broker or dealer  through  which  common stock may be offered,
such copies of this   prospectus,   as  amended  from  time  to time,  as may be
required by such broker or dealer; and

3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:


  * contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
  * contains a description of the broker's or dealer's duties to the customer and the rights and remedies available to the customer with respect to a violation of such duties
  * contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
  *  contains a toll-free telephone number for inquiries on disciplinary actions
  * defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
  * contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

  *  with bid and offer quotations for the penny stock;
  * the compensation of the broker-dealer and its salesperson in the transaction;
  * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
  * monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 7251 West Lake Mead Blvd Suite 300 Las Vegas, NV 89128.

Directors, Executive Officers, Promoters And Control Persons

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

Directors:

Name of Director             Age
----------------             ----
Bruce Biles                  46
Wu Chih Chun                 35

Executive Officers:

Name of Officer              Age           Office
---------------              ----          ------

Bruce Biles                  46            President and Chief Executive Officer

Wu Chih Chun                 35            Secretary and Treasurer

Biographical Information

Set  forth  below  is a  brief description  of   the  background  and  business
experience of each of our executive officers and directors for the past five years.

Mr. Biles has acted as our President and Chief Executive Officer since our incorporation on July 1, 2005. Mr. Biles was initially employed as a junior engineer for the Taurus Gold Mine from 1982 to 1983 and as an engineer for Stolberg Mill Construction from 1984 to 1985. From 1986 to 2001, Mr. Biles worked for McDonald's Restaurants of Western Canada Limited where he eventually became their Construction Manager and was responsible for all of its construction activity in Western Canada. From 2001-2003, Mr. Biles acted as the Director of Merchandise Presentation for Best Buy Canada, where he reported to the Vice President of Store Design and Visual Presentation and was responsible for overall merchandise presentation for 130 Future Shop and Best Buy stores nationwide. From 2005 to present, Mr. Biles has acted as the Manager of Construction and Engineering Services for Integrated Paving Concepts Inc., where he is responsible for the overall quality of the installation of the Company's products and related solutions. In his private time, Mr. Biles is involved in various property management and land development projects in British Columbia.

Mr.  Biles   graduated   with   a   Bachelor  of  Applied  Sciences  degree  in
Mechanical Engineering from the University of British Columbia. He has also completed and passed the Canadian Securities Course.

Ms. Wu has acted as our Secretary and Treasurer since our incorporation on July 1, 2005. She graduated with a degree in fine arts from Taiwan's Zhi Shan Industrial Technical College. From 1989 to 1992, she worked as a manager trainee at Taiwan's Longtan Artist Gallery and Academy. During this period, she also consulted for a supermarket chain in designing and planning their window display. For the period from 1992 to 2000, Ms. Wu worked in her family-owned computer distribution company, Vickers Computer Company Ltd., where she was involved in the marketing and shipping department. Since
2000, Ms. she has acted as a strategic business and marketing consultant, primarily in the development of clients' Asian expansion programs. Her clients have been Candorado Operating Company Ltd., Blue Lightning Ventures (now known as Universal Uranium Ltd.) and Big Bar Gold Corporation, all of
which  are  Canadian  reporting companies.   As well, she has provided similar
services to Davi Skin Inc., a U.S. reporting company, where she has assisted in the development of an Asian marketing and distribution plan for that company's skincare products.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Employees

We have no employees other than the officers and directors described above.

Conflicts of Interest

We do not have any procedures in place to address conflicts of interest that may arise in our directors between our business and their other business activities.

Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.


                                           Amount of
Title of      Name and address             beneficial    Percent
Class         of beneficial owner          ownership     of class
--------------------------------------------------------------------------------

Common        Wu Chih Chun                 3,000,000     36.45%
Stock         1503 - 1200 Alberni Street,
              Vancouver, B.C.
              Canada

Common        Bruce Biles                  2,000,000     24.30%
Stock         #41 - 3960 Canada Way,
	      Burnaby, B.C.
              Canada

Common        All officers and directors   5,000,000     60.75%
Stock         as a group that consists of  shares
              two people

The percent of class is based on 8,230,000 shares of common stock issued and outstanding as of the date of this prospectus.

                             Description Of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of May 26, 2006, there were 8,230,000 shares of our common stock issued and outstanding that are held by 36 stockholders of record. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock,if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                      Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Dennis H. Johnson has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Dale Matheson Carr-Hilton LaBonte, Chartered Accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Disclosure Of Commission Position Of Indemnification For Securities Act Liabilities

Our director and officer is indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then begoverned by the court's decision.

                      Organization Within Last Five Years

We  were  incorporated  on  July 1, 2005 under the laws of the state of Nevada.
On  that  date,  Mr.  Bruce  Biles  was appointed  as  our  president and chief executive officer and, while Ms. Wu Chih Chun was appointed as our secretary and treasurer.

Description Of Business

Bamboo Floor Products

Bamboo has been cultivated for more than 4,000 years in China. It has been used in everyday life in Asia for centuries. Bamboo is a food, a "paper like" medium for messaging, art works, utensils, furniture, vessels, decoration and more recently, as building materials including, flooring, veneer and paneling, decorative moldings, wall coverings, pallets and shipping crates.


Bamboo is the fastest growing wood fiber plant and grows one third faster than the fastest growing tree. Some species can grow up to one meter per day. It also has greater strength, flexibility and endurance than many wood products. With a maturity time of between four to five years, as opposed to decades required for the maturity of other popular hardwoods like oak, cherry and maple, bamboo products have increasingly gained market share vis-a-vis other wood products.


China has more than 1.6 million square miles of bamboo under cultivation. Bambooplants grow to 40 feet in height, are a major carbon dioxide converter and have no known natural enemies. A typical bamboo section has a tensile strength of 28,000 per square inch compared to 23,000 for steel.


There are over 1,000 species of bamboo. Some grow taller, wider and harder than others and these plants are found in east central China. The bamboo plant varies in hardness from top to bottom. The bottom, 15% to 20% of the plant, is the hardest portion used for flooring. In a fully grown bamboo plant, this can amount to 10 feet. Planks from this section are very dense, practical and ideal for flooring.


Bamboo flooring, while recent to North America, has been used in the Orient for centuries. Its popularity in North America has been growing for the past decade due to the unique look of bamboo, its strength, hardness and durability. Most west coast carpet and hardwood companies in North America now carry bamboo flooring as part of their product line.


Bamboo flooring is comprised of continuous strips of bamboo that are milled from the hardest portion of the plant. After the bamboo is harvested, it is boiled in a processing solution to remove any sugars and/or insects. The bamboo strips are then kiln dried to a 6% moisture content. They are then glued and processed into bales. The bales are then placed in a heavy metal casing, where they harden and dry. When the bales are removed from the metal case, the solid logs of bamboo are then sliced into blanks and milled like traditional hardwood.

We intend to commence business operations by marketing and distributing bamboo flooring to the general public throughout North America. We were formed as a corporation pursuant to the laws of Nevada on July 1, 2005. To date, we have primarily been involved in organizational activities, initial marketing of bambooing flooring and limited product sales.

Agreement with Our Supplier

Our supplier, Shaowau Yuxing Bamboo Products Co., Ltd. ("Shaowau") is a manufacturer and distributor of certain wood flooring Products in the People's Republic of China, including the Special Administrative Region of Hong Kong. We are in the business of marketing and distributing items to the general public.

By a Marketing and Sales Distribution Agreement dated February 8, 2006, Shaowau has agreed to manufacture certain types of bamboo flooring products and fulfill our written purchase orders for these products in a timely manner. The primary list of bamboo floor products and there prices are as follows:

 Description             Type         	     Price 	    Packing
 					     (FOB US$/m 2)

a. 960x96x15 mm          horizontal pressed       $14      24 planks per carton
-pre-finished w/German   carbonized/natural                gross weight 26 kg
Lacquer and T&G          color                             and 2.21 m 2

b. 960x96x15 mm          vertical pressed         $14.5    24 planks per carton
-pre-finished w/German   carbonized/natural                gross weight 26 kg
Lacquer and T&G          color                             and 2.21 m 2

c. 1860x96x15 mm         horizontal pressed       $14.5    12 planks per carton
-pre-finished w/German   carbonized/natural                gross weight 25 kg
Lacquer and T&G          color                             and 2.14 m 2

d. 1860x96x15 mm         vertical pressed         $15      12 planks per carton
-pre-finished w/German   carbonized/natural                gross weight 25 kg
Lacquer and T&G          color                             and 2.14 m 2

The agreement with Shaowau also contains the following material terms:

1. We and our assigns may use the marketing information that Shaowau provides us in all of our marketing and distribution efforts to sell the bamboo flooring products. We agree not to make any marketing claims in regard to the products that are not supported by the information supplied by Shaowau.

2. From time to time, Shaowau can make reasonable adjustment to the price of the bamboo flooring products by giving us written notification of such product price amendments.

3. Although the price list noted above acts as a guide for purchases made by us, discounts can be negotiated between both parties on any singular product purchase order submitted to Shaowau, including the purchase of bamboo flooring products from a manufacturing overrun situation.

4. We agree to pay the price of product purchases by letter of credit or wire transfer prior to product shipment. We are also responsible for all related shipping costs, unless other arrangements have been expressly made.

5. The agreement can be terminated upon 60 days' written notice by either party. Notwithstanding this provision, we or our assigns will be permitted to sell, market, and distribute all bamboo flooring products that have been ordered from Shaowau, or are in our or our assigns' possession at termination.

6. There are no set minimum quota requirements for product sales under the agreement in the first year. Shaowau will be obligated to assist in the completion of each sales order on a case-by-base basis, regardless of quantity. Following the first year of the agreement, both parties will review sales activities during the prior year and re-visit this provision of the contract.

Sales and Marketing Strategy

We intend to rely on sales representatives to market our bamboo flooring products. Initially, this marketing will be conducted by our directors: Bruce Biles and Wu Chih Chun. We intend to focus on direct marketing efforts whereby our representatives will directly contact:

* distributors that are responsible for marketing and selling flooring to flooring stores; and

*   retail outlets such as department and home restoration stores.

These distributors and stores will be asked to sell our products to consumers. We will provide them with flooring inventory at wholesale prices. They will then sell them to consumers at retail prices, which are typically 10% higher.

We intend to contact as many retail chains and flooring stores as we can in order to market our bamboo flooring. We initially intend to focus our marketing efforts on larger home restoration stores that have a high volume of customer traffic.

Compliance with Government Regulation

We do not believe that government regulation will have a material impact on the way we conduct our business.

Employees

We have no employees as of the date of this prospectus other than our president and director.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

                             Plan Of Operations

We will rely upon the stability of the North American retail sales market for the success of our business plan. Future downturns in new residential construction and home improvement activity may result in intense price competition among building materials suppliers, which may adversely affect our intended business.

Our products are used principally in new residential construction and in home improvement, remodeling and repair work. The residential building materials distribution industry is characterized by its substantial size, its highly fragmented ownership structure and an increasingly competitive environment. The industry can be broken into two categories: (i) new construction and (ii) home repair and remodeling. We sell to customers in both categories.

Residential construction activity for both new construction and repair and remodeling is closely linked to a variety of factors affected by general economic conditions, including employment levels, job and household formation, interest rates, housing prices, tax policy, availability of mortgage financing, prices of commodity wood products, regional demographics and consumer confidence.

The  residential  building  materials   distribution   industry  has  undergone
significant changes over the last three decades. Prior to the 1970s, residential building products were distributed almost exclusively by local dealers, such as lumberyards and hardware stores. These channels served both the retail consumer and the professional builder. These dealers generally purchased their products from wholesale distributors and sold building products directly to homeowners, contractors and homebuilders. In the late 1970s and 1980s, substantial changes began to occur in the retail distribution of building products. The introduction of the mass retail, big box format by The Home Depot began to alter this distribution channel, particularly in metropolitan markets. They began to alter this distribution channel by selling a broad range of competitively priced building materials to the homeowner and small home improvement contractor.

Our plan of operation for the twelve months following the date of this prospectus is to enter into distribution agreements with flooring distributors and retail stores, providing for the sale of our bamboo flooring.

We intend to develop our retail network by initially focusing our marketing efforts on larger chain stores that sell various types of flooring, such as Home Depot. These businesses sell more flooring, have a greater budget for in-stock inventory and tend to purchase a more diverse assortment of flooring. By late 2006 and 2007, we anticipate expanding our retail network to include small to medium size retail businesses whose businesses focus is limited to the sale of flooring. Any relationship we arrange with retailers for the wholesale distribution of our flooring will be non-exclusive. Accordingly, we will compete with other flooring vendors for positioning of our products in retail space.

Even if we are able to receive an order commitment, some larger chains will only pay cash on delivery and will not advance deposits against orders. Such a policy may place a financial burden on us and, as a result, we may not be able to deliver the order. Other retailers may only pay us 30 or 60 days after delivery, creating an additional financial burden.

We intend to retain one full-time sales person in the next six months, as well as an additional full-time sales person in the six months thereafter. These individuals will be independent contractors compensated solely in the form of commission based upon bamboo flooring sales they arrange. We expect to pay eachsales person 12% to 15% of the net profit we realize from such sales.

We therefore expect to incur the following costs in the next 12 months in connection with our business operations:

Marketing costs:                            $20,000
General administrative costs:               $10,000

Total:                                      $30,000

In addition, we anticipate spending an additional $10,000 on professional fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations.

Total expenditures over the next 12 months are therefore expected to be $40,000.

While we have sufficient funds on hand to commence business operations, our cash reserves are not sufficient to meet our obligations for the next twelve-month period. As a result, we will need to seek additional funding in the near future. We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock.

We may also seek to obtain short-term loans from our directors, although no such arrangement has been made. At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our directors to meet our obligations over the next twelve months. We do not have any arrangements in place for any future equity financing.

If we are unable to raise the required financing, we will be delayed in conducting our business plan.

Our ability to generate sufficient cash to support our operations will be based upon our sales staff's ability to generate bamboo flooring sales. We expect to accomplish this by securing a significant number of agreements with large and small retailers and by retaining suitable salespersons with experience in the retail sales sector.

Results Of Operations For Period Ending February 28, 2006

We did not earn any revenues during the period from our inception on July 1, 2005 to February 28, 2006. We incurred operating expenses in the amount of $11,577 for the period from our inception on July 1, 2005 to February 28, 2006. These operating expenses were comprised of bank charges and interest fees of $68, management fees of $2,000, professional fees of $5,000 and travel and promotional costs of $4,509.

We have not attained profitable operations and are dependent upon obtaining financing to complete our proposed business plan. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

                      Description Of Property

We do not ownership or leasehold interest in any property. Our president, Mr. Bruce Biles, provides us with office space and related office services free of charge.

Certain Relationships And Related Transactions

Our director, Wu Chih Chun, donates management services to us at a recorded value of $500 per month. At February 28, 2006 the aggregate of all donated services totalled $2,000 and was charged to operations.

Otherwise, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  *  Any of our directors or officers;
  *  Any person  proposed as a nominee for election as a director;
  * Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
  *  Our promoters, Wu Chih Chun and Bruce Biles
  * Any relative or spouse of any of the foregoing persons who has the same house as such person.

     Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As  of  the  date  of  this  registration   statement,  we  have  36 registered
shareholders.

Rule 144 Shares

A total of 5,000,000 shares of our common stock were available for resale to the public after July 27, 2006 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 823,000 shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 5,000,000 shares that may be sold pursuant to Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                             Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us from our inception on October 13, 2003 to the date of this registration statement.


                             Annual Compensation

                                         Other                   Options/
                                         Annual Restricted Stock SARs     LTIP
Name         Title     Year Salary Bonus Comp                    ($)      Payouts
Bruce Biles  President 2005   $0     0     0           0            0        0
             CEO       2006   $0     0     0           0            0        0
Wu Chih Chun Secretary 2005   $0     0     0           0            0        0
             Treasurer 2006   $0     0   2,000         0            0        0


Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

We  do not have any employment or consulting agreement with  Mr.  Biles or  Ms.
Chun.   We  do  not  pay  them  any  amount  for  acting as the president and a director.

Financial Statements

Index to Financial Statements:

1.     Report of Independent Registered Public Accounting Firm;

2. Audited financial statements for the periods ending February 28, 2006, including:

       a. Balance Sheets;

       b. Statements of Operations;

       c. Statements of Cash Flows;

       d. Statements of Stockholders' Equity; and

       e. Notes to Financial Statements

                                REGAL ROCK, INC.
                         (A Development Stage Company)

                              FINANCIAL STATEMENTS

                               February 28, 2006

                             (Stated in US Dollars)

              REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Stockholders and Board of Directors of Regal Rock, Inc.
(a Development Stage Company)

We  have  audited  the  accompanying  balance  sheet  of  Regal  Rock, Inc. (a development stage company) as of February 28, 2006 and the statement of operations, stockholders' equity and cash flows for the period from July 1, 2005 (date of inception) to February 28, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.
An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of Regal Rock, Inc. as of February 28, 2006 and the results of its operations and its cash flows and the changes in stockholders' equity for the period from July 1, 2005 (date of inception) to February 28, 2006 in accordance with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, to date the Company has reported losses since inception from operations and requires additional funds to meet its obligations and fund the costs of its operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in this regard are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


"Dale Matheson Carr-Hilton LaBonte"


                               CHARTERED ACCOUNTANTS
Vancouver, Canada
April 12, 2006

REGAL ROCK, INC.
A DEVELOPMENT STAGE COMPANY
BALANCE SHEET
(EXPRESSED IN US DOLLARS)

                                                                              February 28, 2006
                               ASSETS
CURRENT ASSETS
       Cash                                                                    $        26,773


                LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
       Accounts payable and accrued liabilities                                $         5,000

STOCKHOLDERS' EQUITY
       Capital stock (Note 3)
         Authorized: 75,000,000 common shares, par value $0.001 per share
         Issued and outstanding:  8,205,000 common shares                                8,205
         Additional paid in capital                                                     25,895
        Share subscriptions receivable                                                   (750)
        Deficit accumulated during the development stage                              (11,577)
TOTAL STOCKHOLDERS' EQUITY                                                              21,773
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                    $         26,773



Nature and Continuance of Operations (Note 1)
Subsequent Event (Note 6)

  The accompanying notes are an integral part of these financial statements.

REGAL ROCK, INC.
A DEVELOPMENT STAGE COMPANY
STATEMENT OF OPERATIONS
(EXPRESSED IN US DOLLARS)

                                                           July 1, 2005
							(date of inception)
							to February 28, 2006

GENERAL AND ADMINISTRATIVE EXPENSES

                     Bank charges and interests        $           68
                     Management fees (Note 5)                   2,000
                     Professional fees                          5,000
                     Travel and promotion                       4,509

Total general and administrative expenses                      11,577

Net loss for the period                                $      (11,577)


BASIC AND DILUTED LOSS PER COMMON SHARE                        $(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING        6,918,539


  The accompanying notes are an integral part of these financial statements. REGAL ROCK, INC.
A DEVELOPMENT STAGE COMPANY
STATEMENT OF STOCKHOLDERS' EQUITY
(EXPRESSED IN US DOLLARS)

 											    Deficit Accumulated
                             Price     Number of              Additional         Share      During the 		   Total
                               per 	  Common     Par         Paid-in Subscriptions      Developmental
                             Share        Shares   Value         Capital    Receivable	    Stage

July 1, 2005 (date of
inception)
  Subscribed for cash       $0.001     5,000,000 $5,000     $          -     $     -        $         -       $    5,000
August 1,2005
  Subscribed for cash        0.001     1,600,000  1,600                -           -                  -            1,600
September 12, 2005
  Subscribed for cash         0.01     1,500,000  1,500           13,500           -                  -           15,000
February 27, 2006
  Subscribed for cash         0.10       105,000    105           10,395           -                  -           10,500

Donated services                 -             -      -            2,000           -                  -            2,000

Share subscriptions              -             -      -                -       (750)                  -             (750)
receivable

Loss for the period                            -      -                -           -            (11,577)         (11,577)

Balance, February 28,                  8,205,000 $8,205          $25,895    $  (750)       $    (11,577)      $   21,773
2006

  The accompanying notes are an integral part of these financial statements.

REGAL ROCK, INC.
A DEVELOPMENT STAGE COMPANY
STATEMENT OF CASH FLOWS
(EXPRESSED IN US DOLLARS)

                                                                                      July 1, 2005
										(date of inception)
										    to February 28,
                                                                                              2006

    CASH FLOWS FROM OPERATING ACTIVITIES
      Net loss for the period                                                       $      (11,577)

      Adjustments to reconcile net loss to net cash used in operating activities:
        Donated services                                                                     2,000
        Increase in accounts payable and accrued liabilities                                 5,000
      Net cash used in operating activities                                                 (4,577)

    CASH FLOWS FROM FINANCING ACTIVITIES
      Shares subscribed for cash                                                            31,350
    Net cash provided by financing activities                                               31,350

Increase in cash during the period                                                          26,773
Cash, beginning of the period                                                                    0
Cash, end of the period                                                             $       26,773

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
CASH PAID DURING THE PERIOD FOR:
    Interest                                                                        $            -
    Income taxes                                                                    $            -















   The accompanying notes are an integral part of these financial statements.

REGAL ROCK, INC.
A DEVELOPMENT STAGE COMPANY
NOTES TO FINANCIAL STATEMENTS
FEBRUARY 28, 2006
(EXPRESSED IN US DOLLARS)


NOTE 1.NATURE AND CONTINUANCE OF OPERATIONS

       Regal Rock, Inc. ("the Company") was incorporated under the laws of the State of Nevada on July 1, 2005. The Company is considered to be a development stage company and has not generated any revenues from its planned business of marketing and distribution of manufactured products.

       On February 8, 2006, the Company entered a distribution agreement whereby the Company will market and distribute certain wood flooring products manufactured by Shaowau Yuxing Bamboo Products Co., Ltd. in the People's Republic of China.

       The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As of February 28, 2006, the Company has working capital of $21,773, has not yet achieved profitable operations and has an accumulated deficit of $11,577 since inception. The Company is funding its initial operations by way of issuing Founders' shares for 5,000,000 common shares for proceeds of $5,000 and issuance of an additional 3,205,000 common shares for proceeds of $26,350. The Company's ability to continue as a going concern is dependent upon its ability to obtain the necessary financing to meet its obligations and pay its liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time and raise substantial doubt that the Company will be able to continue as a going concern. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       BASIS OF PRESENTATION


       The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP"). Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment. Actual results may vary from these estimates.


       The financial statements have, in management's opinion, been properly prepared within the framework of the significant accounting policies summarized below:


       ORGANIZATIONAL AND START-UP COSTS

       Costs of start-up activities, including organizational costs, are expensed as incurred.

REGAL ROCK, INC.
A DEVELOPMENT STAGE COMPANY
NOTES TO FINANCIAL STATEMENTS
FEBRUARY 28, 2006
(EXPRESSED IN US DOLLARS)


NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)


       DEVELOPMENT STAGE COMPANY


       The Company is in the development stage. Since its formation, the Company has not yet realized any revenues from its planned operations.


       USE OF ESTIMATES

       The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

       FINANCIAL INSTRUMENTS

       The Company's financial instruments consist of cash and accounts payable and accrued liabilities. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values.

       INCOME TAXES


       The Company has adopted Statements of Financial Accounting Standards ("SFAS") No. 109 - "Accounting for Income Taxes". SFAS No. 109 requires the use of the asset and liability method of accounting of income taxes. Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

       LOSS PER SHARE

       In accordance with SFAS No. 128 - "Earnings Per Share", the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential




REGAL ROCK, INC.

A DEVELOPMENT STAGE COMPANY
NOTES TO FINANCIAL STATEMENTS
FEBRUARY 28, 2006
(EXPRESSED IN US DOLLARS)




NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

       LOSS PER SHARE (CONT'D)

       common shares had been issued and if the additional common shares were dilutive. At February 28, 2006, the Company had no stock equivalents that were anti-dilutive and excluded in the loss per share computation.


       STOCK-BASED COMPENSATION

       In December 2004, the FASB issued SFAS No. 123R, "Share-Based Payment", which replaced SFAS No. 123, "Accounting for Stock-Based Compensation" and superseded APB Opinion No. 25, "Accounting for Stock Issued to Employees". In January 2005, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 107, "Share-Based Payment", which provides supplemental implementation guidance for SFAS No. 123R. SFAS No. 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on the grant date fair value of the award. SFAS No. 123R was to be effective for interim or annual reporting periods beginning on or after June 15, 2005, but in April 2005 the SEC issued a rule that will permit most registrants to implement SFAS No. 123R at the beginning of their next fiscal year, instead of the next reporting period as required by SFAS No. 123R. The pro-forma disclosures previously permitted under SFAS No. 123 no longer will be an alternative to financial statement recognition. Under SFAS No. 123R, the Company must determine the appropriate fair value model to be used for valuing share-based payments, the amortization method for compensation cost and the transition method to be used at date of adoption. The transition provisions include prospective and retroactive adoption methods. Under the retroactive method, prior periods may be restated either as of the beginning of the year of adoption or for all periods presented. The prospective method requires that compensation expense be recorded for all unvested stock options and restricted stock at the beginning of the first quarter of adoption of SFAS No. 123R, while the retroactive methods would record compensation expense for all unvested stock options and restricted stock beginning with the first period restated. The Company has adopted the requirements of SFAS No. 123R which did not have any impact on the financial statements as, to date, the Company has not granted any stock options or any other share based payments..

       The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force in Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or in Conjunction with Selling Goods or Services" ("EITF 96-18"). Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earlier of a performance

REGAL ROCK, INC.
A DEVELOPMENT STAGE COMPANY
NOTES TO FINANCIAL STATEMENTS
FEBRUARY 28, 2006
(EXPRESSED IN US DOLLARS)


NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)


       STOCK-BASED COMPENSATION (CONT'D)

       commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

       The Company has not adopted a stock option plan and has not granted any stock options. Accordingly, no stock-based compensation has been recorded to date.

       RECENT ACCOUNTING PRONOUNCEMENTS

       In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140, to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, to permit fair value remeasurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, Accounting for the Impairment or Disposal of Long-Lived Assets, to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. This standard is not expected to have a significant effect on the Company's future reported financial position or results of operations.

       In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. This adoption of this statement is not expected to have a significant effect on the Company's future reported financial position or results of operations.

REGAL ROCK, INC.
A DEVELOPMENT STAGE COMPANY
NOTES TO FINANCIAL STATEMENTS
FEBRUARY 28, 2006
(EXPRESSED IN US DOLLARS)


NOTE 3.COMMON STOCK

       During the period ended February 28, 2006, the Company issued 8,205,000 shares of common stock, of which 5,000,000 were issued to directors of the Company, for total proceeds of $32,100, of which $750 was recorded as a subscription receivable at February 28, 2006, and received subsequent to February 28, 2006.

       COMMON SHARES
       The common shares of the Company are all of the same class, and are non-voting.

       ADDITIONAL PAID-IN CAPITAL
       The excess of proceeds received for shares of common stock over their par value of $0.001, less share issue costs, is credited to additional paid-in capital.


NOTE 4. INCOME TAXES

       At February 28, 2006, the Company has accumulated operating losses totaling $11,577, which are available to reduce taxable income in future taxation years. These losses expire beginning 2026. The potential benefit of those losses has not been recorded in the financial statements as the Company has taken a 100% valuation allowance due to the uncertainty of realization.

       A reconciliation of income taxes at statutory rates with the reported taxes follows:

	-------------------------------------------------------------------------
          	                                                     2006
	-------------------------------------------------------------------------

 	Loss before income taxes                              $    (11,577)

 	Expected income tax recovery                          $      4,052
 	Unrecognized benefit of operating losses carryforward       (4,052)

 	Income tax provision                                  $          -
	-------------------------------------------------------------------------

REGAL ROCK, INC.
A DEVELOPMENT STAGE COMPANY
NOTES TO FINANCIAL STATEMENTS
FEBRUARY 28, 2006
(EXPRESSED IN US DOLLARS)


NOTE 4. INCOME TAXES (CONT'D)

       The  following  table   summarizes  the  significant  components  of  the
       Company's deferred tax assets:

	--------------------------------------------------------

                                                  	2006
	--------------------------------------------------------

	 Deferred Tax Assets
 	  Operating losses carryforward              $ (4,052)
 	  Valuation allowance for deferred tax asset    4,052

 	                                             $      -
	--------------------------------------------------------


NOTE 5.RELATED PARTY TRANSACTION

       The Company records transactions of commercial substance with related parties at fair value as determined with management. During the period ended February 28, 2006, the Company recognized donated services of $2,000 to a director of the Company for management fees, valued at $500 per month, commencing November 1, 2005.


NOTE 6.  SUBSEQUENT EVENT

       Subsequent to February 28 2006, the Company issued 25,000 common shares for cash proceeds of $2,500.



                 Changes In And Disagreements With Accountants

We have had no changes in or disagreements with our accountants.

                             Available Information

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Until _________________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and
with  respect  to  their  unsold   allotments  or subscriptions.


                                    Part II


                      Information Not Required In The Prospectus

Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:


       (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

       (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

       (3) a transaction from which the director derived an improper personal profit; and

       (4)    willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:


       (1) such indemnification is expressly required to be made by law;

       (2)    the proceeding was authorized by our Board of Directors;

       (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

       (4) such indemnification is required to be made pursuant to the bylaws.

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

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee      $     34.56
Transfer Agent Fees                                      $  1,000.00
Accounting fees and expenses                             $  7,000.00
Legal fees and expenses                                  $  5,000.00
Edgar filing fees                                        $  1,500.00

                                                         -----------
Total                                                    $ 14,534.56
                                                         ===========

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales Of Unregistered Securities

We completed an offering of 5,000,000 shares of our common stock at a price of $0.001 per share to our president, Bruce Biles, as to 3,000,000 shares and our secretary and treasurer, Wu Chih Chun, as to 2,000,000 shares on July 27, 2005. The total amount received from this offering was $5,000. We completed this offering pursuant to Regulation S of the Securities Act.

We completed an offering of 1,600,000 shares of our common stock at a price of $0.001 per share to a total of four purchasers on August 4, 2005. The total amount received from this offering was $1,600. We completed this offering pursuant to Regulation S of the Securities Act.

The purchasers were as follows:

       Name of Subscriber                  Number of Shares

       Judy Nishi                          400,000
       Fred Lowe                           400,000
       Mary Lum-Tong                       400,000
       Susana Ng                           400,000

We completed an offering of 1,500,000 shares of our common stock at a price of $0.01 per share to a total of fifteen purchasers on September 12, 2005. The total amount received from this offering was $15,000. We completed this offering pursuant to Regulation S of the Securities Act.

The purchasers were as follows:

       Name of Subscriber                  Number of Shares

       Al Senko                            100,000
       Bonnie Senko                        100,000
       Fernando Emy                        100,000
       Michael Delima                      100,000
       Steve Wildstein                     100,000
       Randy Heyward                       100,000
       Kam Leong                           100,000
       Brian Biles                         100,000
       Joyce Eng                           100,000
       Robert Palkowski                    100,000
       Dave Vandenberg                     100,000
       Rocky Paolo                         100,000
       Julia Louie                         100,000
       Tony Murray                         100,000
       Irene Wong                          100,000


We completed an offering of 130,000 shares of our common stock at a price of $.10 per share to a total of fifteen purchasers on March 7, 2006. The total amount received from this offering was $13,000. We completed this offering pursuant to Regulation S of the Securities Act.

The purchasers were as follows:

       Name of Subscriber                  Number of Shares

       Ron Birch                           10,000
       Pat Obara                           15,000
       Donald Salekin                      15,000
       John Lum-Tong                       10,000
       Fionna Tse                          10,000
       Kelly Eng                           10,000
       Jeff Beckwith                        5,000
       Scott Movold                         5,000
       Troy Leighton                        5,000
       Laurie Paolo                         5,000
       Edison Laude                         7,500
       Gary Zak                             7,500
       Nori Haryakawa                      10,000
       Gurdip Bhumbrah                      7,500
       Danny Lowe                           7,500

Regulation S Compliance

Each offer or sale was made in an offshore transaction;

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

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.


              Exhibits
Exhibit
Number        Description

3.1           Articles of Incorporation
3.2           Bylaws
5.1           Legal opinion of Dennis H. Johnson, with consent to Use
10.1          Marketing and Sales Distribution Agreement
23.1          Consent of Dale Matheson Carr-Hilton LaBonte, Chartered
	      Accountants

The undersigned registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post- effective amendment to this registration statement to:

      (a) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of

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
           prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration Statement; and

      (c) include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. That, for determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      (i) any preliminary prospectus or prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

     (ii) any free writing prospectus relating to the offering prepared by or on our behalf or used or referred to by us;

    (iii) the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and

     (iv) any other communication that is an offer in the offering made by us to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on May 26, 2006.

                                    Regal Rock, Inc.

                                    By: /s/ Bruce Biles
                                    ------------------------------
                                    Bruce Biles, President and
                                    Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE             CAPACITY IN WHICH SIGNED           DATE

/s/ Bruce Biles       President, Chief                   May 26, 2006
--------------------- Executive Officer and director
Bruce Biles


/s/ Wu Chih Chun      Secretary, Treasurer, principal    May 26, 2006
--------------------- financial officer, principal
Wu Chih Chun          accounting officer and director






45